Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 122 to the Registration Statement of Deutsche DWS Variable Series II (Form N-1A, No. 033-11802) of our reports dated February 12, 2021 on the financial statements and financial highlights of DWS Global Income Builder VIP, DWS Small Mid Cap Value VIP, DWS International Growth VIP, DWS High Income VIP, DWS Global Equity VIP, DWS CROCI® U.S. VIP, DWS Government Money Market VIP, DWS Small Mid Cap Growth VIP and DWS Alternative Asset Allocation VIP (nine of the Funds constituting Deutsche DWS Variable Series II) included in each Fund’s Annual Report for the fiscal year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 26, 2021